UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2015

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ADTRAN, Inc. held its Annual Meeting of Stockholders on May 13, 2015 (Annual Meeting). At the Annual Meeting, ADTRAN’s stockholders (i) elected the six people listed below to serve as directors for a one year term expiring at the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified (Proposal 1); (ii) approved, on an advisory basis, the executive compensation policies of ADTRAN as well as the compensation of the named executive officers (Proposal 2); (iii) ratified the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2015 (Proposal 3); and (iv) approved the ADTRAN, Inc. 2015 Employee Stock Incentive Plan. The voting results for these proposals are presented in the tables below:

Proposal 1 – Election of Directors

	For	Withheld	Broker Non-Votes
Thomas R. Stanton	44,743,154	1,832,841	4,272,916
H. Fenwick Huss	41,822,077	4,753,918	4,272,916
William L. Marks	41,563,426	5,012,569	4,272,916
Balan Nair	41,699,733	4,876,262	4,272,916
Roy J. Nichols	41,570,820	5,005,175	4,272,916
Kathryn A. Walker	41,861,516	4,714,479	4,272,916

Proposal 2 – Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
44,844,856	1,313,455	417,684	4,272,916

Proposal 3 – Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015

For	Against	Abstain
49,992,222	469,054	387,635

Proposal 4 – Approval of the ADTRAN, Inc. 2015 Employee Stock Incentive Plan

For	Against	Abstain	Broker Non-Votes
36,105,437	10,062,944	407,614	4,272,916

A copy of ADTRAN’s 2015 Employee Stock Incentive Plan is attached as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	ADTRAN, Inc. 2015 Employee Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 15, 2015.

ADTRAN, Inc.
(Registrant)

By:	/s/ Michael Foliano
Michael Foliano
Senior Vice President – Global Operations,
Interim Chief Financial Officer, Treasurer, and Secretary
(Interim Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	ADTRAN, Inc. 2015 Employee Stock Incentive Plan